UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2005

COMMERCIAL VEHICLE GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-50890	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6530 West Campus Oval
New Albany, Ohio 43054
(Address of Principal Executive Offices, including Zip Code)

(614) 289-5360
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 29, 2005, the Registrant, certain of its subsidiaries, U.S. Bank National Association, as Administrative Agent, Comerica Bank, as Syndication Agent, and the various lenders party thereto entered into the Fourth Amendment to Revolving Credit and Term Loan Agreement (the “Amendment”). Pursuant to the terms of the Amendment, the lenders party thereto consent to the issuance by the Registrant of $150.0 million of senior unsecured notes and the use of the proceeds therefrom.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

10.1 Fourth Amendment to Revolving Credit and Term Loan Agreement, dated as of June 29, 2005, by and among Commercial Vehicle Group, Inc., the subsidiary borrowers from time to time parties thereto, the foreign currency borrowers from time to time parties thereto, the banks from time to time parties thereto, U.S. Bank National Association, one of the banks, as administrative agent for the banks and Comerica Bank, one of the banks, as syndication agent for the banks.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.
Date: July 6, 2005	By:	/s/ Chad M. Utrup
Its: Vice President and Chief Financial Officer